RCN CORPORATION

2001 CHAIRMAN’S PERFORMANCE
AND RETENTION BONUS PLAN

Amended and Effective as of January 1, 2003

RCN CORPORATION 2001 CHAIRMAN’S PERFORMANCE AND RETENTION BONUS PLAN
CHAIRMAN'S PERFORMANCE AND RETENTION BONUS PLAN
SUBSIDIARIES
CONSENT OF PRICEWATERHOUSECOOPERS LLP
POWERS OF ATTORNEY

RCN CORPORATION
2001 CHAIRMAN’S PERFORMANCE AND RETENTION BONUS PLAN

1.0	PURPOSE AND INTENT

1.1	Purpose and Intent. The purpose and intent of this plan is to provide long-term incentive compensation to reward and retain RCN’s Chairman and Chief Executive Officer and other selected key employees for achieving and surpassing specific corporate and functional objectives over a pre-determined performance period.

2.0	DEFINITIONS

2.1	Definitions. For the purpose of the plan, the following terms shall have the meanings indicated:

“Affiliate” shall mean any corporation, partnership, or other organization which RCN owns or controls, directly or indirectly.

“Award” shall mean, for each Participant, a specific dollar amount payment and/or equity instrument grant as determined by the Committee in accordance with Section 7.

“Cause” shall mean RCN having cause to terminate a Participant’s employment, or any other agreement between the Participant and RCN upon (i) the determination by RCN that Participant has ceased to perform his or her duties to RCN, which failure amounts to intentional and extended neglect of duties, (ii) the Committee’s determination that the Participant has engaged in conduct materially injurious to RCN, or (iii) the Participant having pled no contest to a charge of a felony or having been convicted of a felony.

“Certification Date” shall mean the date the achievement of the Performance Goals has been certified in writing by the Committee in accordance with Section 6.

“Change In Control” shall mean Change in Control as defined under the Equity Plan.

“Committee” shall mean RCN’s Compensation Committee.

“Corporate Entity” shall mean any department, division, or corporate sub-unit of RCN.

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization as reported in RCN’s financial statements.

“Equity Plan” shall mean the RCN Corporation 1997 Equity Incentive Plan, as amended from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

“Fair Market Value” shall mean Fair Market Value as defined under the Equity Plan.

“Officer” shall mean an employee of RCN subject to Section 16 of the Exchange Act.

“Participant” shall mean an employee who is eligible for inclusion in the Plan, and who becomes a participant in the Plan in accordance with Section 2.

“Performance Goals” shall mean the goals with respect to the Performance Measures that must be achieved by RCN during the Performance Period in order for Awards to be paid to Participants.

“Performance Measures” shall mean those measures determined in accordance with Section 5.

“Performance Period” shall mean the period beginning on January 1, 2001 and ending on December 31, 2003.

“Plan” shall mean this RCN Corporation 2001 Chairman’s Performance and Retention Bonus Plan.

“RCN” shall mean RCN Corporation, a Delaware corporation, and all of its Affiliates.

“Revenues” shall mean revenue as reported in RCN’s audited financial statements.

3.0	ADMINISTRATION

3.1	Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

3.2	Award Agreement. Awards granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan, a provision of the Equity Plan, or a provision of the Award Agreement, the provision of the Equity Plan shall prevail over the Plan and the Award Agreement, and if the conflict is between the Plan and the Award Agreement, then the Plan shall prevail.

3.3	Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a)	to determine eligibility and participation in the Plan;

(b)	to determine eligibility for and the type and size of an Award granted under the Plan;

(c)	to grant Awards to, and to enter into Award Agreements with, Participants;

(d)	to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e)	to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)	to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(g)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)	to accelerate the vesting of any Award when such action or actions would be in the best interest of RCN;

(i)	to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of RCN; and

(j)	to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.4	Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

3.5	Delegation of Authority. The Committee may delegate to one or more of its members and/or or to one or more agents such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 3.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by RCN, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.6	Compliance with NASDAQ and Section 157, Title 8, of the Delaware Code. The Committee shall NOT delegate the determination of any compensation of any Officer unless such delegation is in accordance with the listing rules of The Nasdaq Stock Market, Inc. If the Committee delegates to any Officer or other employee of RCN the authority to grant Awards to any other Officer or employee, then such delegation shall be pursuant to a resolution adopted by RCN’s Board of Directors and which in all other respects complies with Section 157, Title 8, of the Delaware Code.

3.7	Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

3.8	Liability. No member of RCN’s Board of Directors, no member of the Committee and no employee of RCN shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

3.9	Indemnification. RCN shall indemnify members of the Committee and any agent of the Committee who is an employee of RCN, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

3.10	Corporate Books and Records Controlling. The audited books and records of RCN shall be controlling in the event a question arises hereunder concerning the amount of the Award, calculation of the Award, the designation of a beneficiary, or any other matter.

4.0	ELIGIBILITY AND PARTICIPATION

4.1	Eligibility and Participation. The Committee shall determine, on a case-by-case basis and in its sole discretion, based on the CEO’s recommendation any individual employed by RCN who is eligible to become a Participant and if such person becomes a Participant.

5.0	PERFORMANCE MEASURES AND GOALS

5.1	Performance Measures and Performance Goals. The Committee in its sole discretion shall determine the Performance Measure(s) and the Performance Goal for each Performance Measure with respect to the Performance Period.

5.2	Adjustments. Notwithstanding anything contained in the Plan to the contrary, the Performance Goals may be equitably adjusted by and as determined by the Committee in its sole discretion, in the event of any corporate event or change in law or circumstance.

6.0	CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE GOALS

6.1	Certification by Committee. At any time during the Performance Period, or as soon as practicable following the last day of the Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, each Performance Goal has been achieved. The date that the Committee certifies that such Performance Goal has been achieved is the Certification Date of the Performance Goal.

7.0	CALCULATION AND DISTRIBUTION OF AWARDS

7.1	Calculation of Award Payout Levels. A Participant’s Award payout level under the Plan shall be determined by the Committee in its sole discretion. This Award may be pro-rated based on the Participant’s tenure with RCN during the Performance Period.

7.2	Cash Award. If the Committee declares a Certification Date, RCN shall make a cash payment of all or a portion of the Award to each Participant as soon as practicable following the Certification Date.

7.3	Restricted Stock or Unit Award. If the Committee declares a Certification Date, and if the Committee decides, in its sole discretion, NOT to pay 100% of the Award in cash, then RCN shall grant a restricted stock or unit Award to each Participant as soon as practicable following the Certification Date. The restricted stock or unit Award shall be granted under and in accordance with the Equity Plan and shall have a grant date value equal to a dollar amount as determined by the Committee in its sole discretion. A Participant shall receive a number of shares of restricted RCN common stock or units equal to such dollar amount divided by the Fair Market Value of RCN’s stock as of a date determined by the Committee in its sole discretion. The restricted stock or units, if so granted, shall vest and become fully transferable or distributable under a vesting schedule determined by the Committee in its sole discretion.

7.4	Maximum Individual Award. The maximum dollar amount that may be paid as an Award to any individual Participant in a 1-year period is $5,000,000.

8.0	TERMINATION OF EMPLOYMENT

8.1	Death. If a Participant shall die before his or her Award is fully paid or vested, such unpaid Award shall be paid to the Participant’s beneficiary, and if such unpaid Award included an unvested restricted stock Award, then all restrictions on such stock shall lapse as of the date of death.

8.2	Other Termination of Employment. If the Participant’s employment terminates for any reason including Cause prior to the date the cash Award is paid and/or the restricted stock Award vests, the entire Award shall be immediately forfeited. The Committee, in its sole discretion, may direct payment of the Award, if it finds that the circumstances in a particular case so warrant.

8.3	Leave of Absence or Disability. The Participant’s employment shall not be considered as terminated if the Participant is on an approved leave of absence, or if the Participant transfers in the employ of RCN, or if the Participant is eligible to receive disability payments under the RCN Long Term or Short Term Disability Plan.

8.4	Discretion to Alter Payment Date. Notwithstanding the provisions of Section 8.1, 8.2, and 8.3, if the Participant’s employment terminates for any reason, the Committee may, in its sole discretion, direct the Award be paid at some other time or that it be paid in installments; provided, that no such direction adversely affects the rights of the Participant or his or her beneficiary under the Plan.

9.0	TRANSFERS

9.1	General Transfer. If a Participant transfers to another Corporate Entity prior to the end of the Performance Period, he or she shall be treated as a Participant in his or her current Corporate Entity for the entire Performance Period.

9.1	Transfer to other Incentive Plan. If a Participant transfers to another Corporate Entity and participates in another RCN incentive plan during the Performance Period, the Participant shall receive a pro-rated Award based on his or her tenure in the Plan. Payment of this pro-rated Award shall be in accordance with Section 7 and other relevant provisions of the Plan. If a Participant transfers from another Corporate Entity during the Performance Period and does not become a participant in another RCN incentive plan, the Participant shall receive a pro-rated Award based on his or her tenure in the Plan in accordance with Section 7 and other relevant provisions of the Plan.

10.0	MISCELLANEOUS

10.1	Litigation. RCN shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Committee believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision and shall not control or affect the meaning or construction of any terms or provisions of the Plan.

10.2	Headings are not Controlling. The headings contained in the Plan are for convenience only and shall not control or affect the meaning or construction of any terms or provisions of the Plan.

10.3	Employment Rights to Other Benefit Programs. The provisions of the Plan shall not give any Participant any right to be retained in the employment of RCN. The Plan shall not affect any right of RCN to terminate, with or without Cause, any Participant’s employment at any time. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with RCN.

10.4	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

10.5	Amendment and Termination. RCN, through the Committee, reserves the right to amend or terminate this Plan at any time, except that no such amendment or termination shall adversely affect the right of a Participant to his or her Award as of the date of such amendment or termination.

10.3	Change In Control. In the event of a Change in Control, the Committee shall make a determination consistent with provisions in Sections 15 and 16 of the Equity Plan.

10.5	Non-Assignability. The Participant’s right or the right of any other person to the Award or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by the laws of descent and distribution.

10.6	Withholding of Taxes. RCN shall deduct or withhold from any payment to be made or deferred hereunder any U.S. federal, state or local, or foreign income or employment taxes required by law to be withheld.

10.7	Default Beneficiary. The Participant’s beneficiary shall be the Participant’s surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on the account of the Participant’s death under the RCN Group Life Insurance Plan.

10.8	Domestic Relations Orders. RCN, shall pay to, or to the Participant for the benefit of, the Participant’s spouse, former spouse, or child the portion of the Participant’s Award specified in a valid court order entered in a domestic relations proceeding involving the Participant’s divorce, legal separation, or child support. Such a payment shall be made net of any amounts RCN may be required to withhold under applicable federal, state, or local law.

10.9	No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which RCN may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between RCN and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from RCN under the Plan, such right shall be no greater than the right of an unsecured general creditor of RCN. All payments to be made hereunder shall be paid from the general funds of RCN and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.